Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

I, Jordan M. Copland, Chief Financial Officer of GSI Commerce, Inc., certify that:

1. I have reviewed this report on Form 10-K/A of GSI Commerce, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

August 23, 2004
	By:	/s/ Jordan M. Copland
Jordan M. Copland
Chief Financial Officer